UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center
Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Common Unit and Class B Unit Purchase Agreement
Amendment to the Williams Partners GP LLC Long-Term Incentive Plan
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     Purchase Agreement. On December 1, 2006, Williams Partners L.P. (the “Partnership”) entered into a Common Unit and Class B Unit Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers (the “Purchasers”) to sell approximately $350.0 million of common units representing limited partner interests of the Partnership (“Common Units”) and Class B units representing limited partner interests of the Partnership (“Class B Units”) in a private placement that will consist of 2,905,030 Common Units with the balance in Class B units. The negotiated purchase price for the Common Units is $36.59 per unit and for the Class B Units is $35.81 per unit, subject to a maximum purchase price per Common Unit equal to the price per Common Unit to investors in a separate underwritten public offering to fund a portion of the cash consideration for the Four Corners Acquisition (as defined below) less a discount of 2.0% and a maximum purchase price per Class B Unit of the price per Common Unit in such underwritten public offering less a discount of 3.4%, in each case, before underwriting discounts and commissions and offering expenses. The private placement of Common Units and Class B Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
     The Partnership intends to use the net proceeds from the private placement to fund a portion of cash consideration for Partnership’s previously announced proposed acquisition (the “Four Corners Acquisition”) of the remaining 74.9% membership interest in Williams Four Corners LLC that it does not currently own.
     The closing of the private placement is subject to certain conditions including (i) the closing of the Four Corners Acquisition, (ii) the execution by the Partnership and the Purchasers of a registration rights agreement that will require the Partnership to file a shelf registration statement for the benefit of the Purchasers following closing, (iii) the amendment to the Partnership’s agreement of limited partnership to establish the terms of the Class B Units, (iv) that no material adverse effect (as defined in the Purchase Agreement) occur with respect to the Partnership and (v) the sum of the gross proceeds of the underwritten public offering described above plus the aggregate value of Class B Units issued to affiliates of The Williams Companies, Inc. (“Williams”) as a portion of the consideration for the Four Corners Acquisition is not less than $250 million.
     Pursuant to the Purchase Agreement, the Partnership agreed to indemnify the Purchasers and their respective officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein. The Purchase Agreement will terminate automatically if the Closing does not occur on or before December 31, 2006 or if the purchase and sale agreement with respect to the Four Corners Acquisition is terminated.
     Terms of Class B Units. The Class B Units will be subordinated to Common Units and senior to subordinated units (i) with respect to the payment of the minimum quarterly distribution (including any arrearages with respect to minimum quarterly distributions from prior periods), and (ii) in the event of the liquidation of the Partnership.
     The Class B Units issued will convert into Common Units on a one-for-one basis upon the approval of a majority of the votes cast by common unitholders, provided that the total number of votes cast is at least a majority of common units eligible to vote (excluding common units held by Williams and its affiliates). The Partnership has agreed to hold a special meeting of its unitholders to consider the conversion as soon as practicable but not later then 180 days following the closing. If the Partnership has not obtained the requisite unitholder approval of the conversion of the Class B Units within 180 days, the Class B Units will be entitled to receive 115% of the quarterly distribution payable on each Common Unit, subject to the subordination provisions described above.
     The Class B Units will represent a separate class of the Partnership’s limited partner interests. The Class B Units will have the same voting rights as if they were outstanding Common Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law. The Class B Units will not be entitled to vote on the approval of the conversion of the Class B Units into Common Units as described above.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference.
Item 8.01 Other Events.
     On December 1, 2006, the Partnership issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

     On November 28, 2006, the board of directors (the “Board”) of Williams Partners GP LLC, the general partner of the Partnership (the “General Partner”), dissolved the compensation committee of the Board (“Committee”). The only function performed by the Committee prior to its dissolution was to administer the Williams Partners GP LLC Long-Term Incentive Plan (the “Plan”). Historically, only members of the Board who are not officers or employees of the General Partner or its affiliates (“Non-Employee Directors”) have received awards under the Plan.
     Accordingly, also on November 28, 2006, the Board approved an amendment to the Plan (the “Plan Amendment”) to allow the full Board to administer the Plan. The description of the Plan Amendment in this report is qualified in its entirety by reference to the copy of the Plan Amendment attached as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
Exhibit 1.1	Common Unit and Class B Unit Purchase Agreement, dated December 1, 2006, by and among Williams Partners L.P. and the purchasers thereto.

Exhibit 10.1	Amendment to the Williams Partners GP LLC Long-Term Incentive Plan, dated November 28, 2006.

Exhibit 99.1	Press Release dated December 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
	By:	Williams Partners GP LLC,
its General Partner

Date: December 4, 2006		/s/ Alan S. Armstrong
Alan S. Armstrong
Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 1.1	Common Unit and Class B Unit Purchase Agreement, dated December 1, 2006, by and among Williams Partners L.P. and the purchasers thereto.

Exhibit 10.1	Amendment to the Williams Partners GP LLC Long-Term Incentive Plan, dated November 28, 2006.

Exhibit 99.1	Press Release dated December 1, 2006.